Exhibit 2.1

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Solaris Resources Inc.
Reporting Year	From	1/01/2024	To:	31/12/2024	Date submitted	16/06/2025
Reporting Entity ESTMA Identification Number	E375408

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Richard Hughes				Date	16/06/2025
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/01/2024	To:	31/12/2024
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Ecuador	Decentralized Autonomous Parish Government of San Antonio		-	-	-	-	-	-	1,138,000	1,138,000	Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.
Ecuador	Government of Ecuador	Internal Revenue Service	-	-	420,000	-	-	-	-	420,000	Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2024.
Ecuador	Municipal Government Of Quito		113,000	-	-	-	-	-	-	113,000
Ecuador	Municipal Government Of Canton Morona		100,000	-	-	-	-	-	-	100,000	Municipal assets tax and business permit tax.
Ecuador	Government of Ecuador	Superintendency Of Companies	149,000	-	-	-	-	-	-	149,000
Ecuador	Municipal Government Of Limon Indanza		96,000	-	-	-	-	-	-	96,000	Municipal assets tax and business permit tax.
Additional Notes:

1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/01/2024	To:	31/12/2024
Reporting Entity Name	Solaris Resources Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E375408
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Ecuador	Warintza	458,000	-	420,000	-	-	-	1,138,000	2,016,000

Infrastructure improvements are payments for public road construction that do not relate primarily to the operational purposes of the Company. Payments are reported in the period in which the payment was made.

Tax payment is for temporary contribution of 0.8% on the Company’s net 2020 equity in Ecuador for fiscal year 2024.

Municipal assets tax and business permit tax.

Additional Notes[3]:

1 All payments are reported in U.S. dollars (USD) which is the reporting currency of the consolidated financial statements of Solaris Resources Inc. (the “Company” or “Solaris”). Payments in Ecuador were made in USD. All figures have been rounded to the nearest $1,000.

The Company makes contributions to the Shuar Centres of Warints and Yawi (hereinafter “Communities”) in Ecuador under an Impacts and Benefits Agreement. Although the Communities are not defined as Payees under the Extractive Sector Transparency Measures Act, Solaris recognizes that the Warintza Project is located on ancestral lands belonging to the Communities.